UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2009

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code)

(310) 252-2000

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e). Compensatory Arrangements of Certain Officers.

As described in the Definitive Proxy Statement filed by Mattel, Inc. (“Mattel”) with the Securities and Exchange Commission on March 30, 2009, we have employment arrangements with all of our named executive officers. The employment agreements with Kevin M. Farr, Chief Financial Officer, Neil B. Friedman, President, Mattel Brands, and Thomas A. Debrowski, Executive Vice President, Worldwide Operations have evergreen terms, which means that the term automatically extends on a monthly basis for a specified period (3 years for Messrs. Farr and Friedman and 2 years for Mr. Debrowski) unless Mattel or the executive gives prior written notice to the other that the term will not be further extended. Similarly, the employment letter agreement with Bryan G. Stockton, President, International, is in effect for an indefinite term. A copy of each of the employment and letter agreements, as supplemented and amended, has been previously filed with the Securities and Exchange Commission.

For the reasons we describe in the next paragraph, on June 30, 2009, Mattel gave written notice to Messrs. Farr, Friedman and Debrowski that their current employment agreements would not be renewed beyond the scheduled expiration dates, which, subject to the terms of the employment agreements, are September 1, 2012 for Messrs. Farr and Friedman and September 1, 2011 for Mr. Debrowski. Mattel currently expects that Messrs. Farr, Friedman and Debrowski will remain employed with Mattel through and following the expiration of the employment agreements. A copy of the notices to Messrs. Farr, Friedman and Debrowski are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference in this Item 5.02.

Simultaneous with the delivery of the notice of non-renewal, Mattel adopted the Mattel, Inc. Executive Severance Plan (the “Severance Plan”). The Compensation Committee decided to provide the non-renewal notice and adopt the Severance Plan in order to make our executive severance program for our named executive officers below the Chief Executive Officer consistent by eliminating individual agreements and to make our executive severance program more reflective of current compensation practices and trends.

In connection with the adoption of the Severance Plan, the Compensation Committee designated certain of our executive officers, including Messrs. Farr, Debrowski and Stockton, as eligible to participate in the Severance Plan, subject to their timely executing and returning to Mattel a participation letter agreement pursuant to which the executive agrees to be bound by the terms and conditions of the plan. Messrs. Farr and Debrowski will not be eligible for benefits under the Severance Plan unless they experience a covered termination after the scheduled expiration of their employment agreements. Mr. Stockton will not be eligible for benefits under the Severance Plan unless he experiences a covered termination after he executes and returns his participation letter agreement to Mattel (at which time his employment letter agreement will terminate). Mattel currently expects that Mr. Stockton will remain employed with Mattel through and following the termination of his employment letter agreement.

Once eligible for benefits under the Severance Plan, the executives remain eligible for a rolling one-year period unless Mattel gives prior written notice to any executive that the executive’s participation will not be further extended. Once notice is provided, the executives will remain a participant in the Severance Plan for a minimum period of 15 months.

Under the Severance Plan, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as such terms are defined in the Severance Plan), the executive will be entitled to the following payments and benefits:

•

Severance equal to two times the sum of (i) the executive’s annual base salary and (ii) the average of the two highest consecutive annual bonuses paid or payable to the executive for the five fiscal years ending before the notice of termination is given. The severance will be paid in equal installments over two years unless the date of termination is within the two year period following a “change of control” (as defined in the Severance Plan) (a “Change of Control Period”), in which case the severance will be paid in a lump sum payment.

•

A pro-rata annual bonus based on Mattel’s actual performance for the year in which such termination occurs, which will be paid at the time annual bonuses are generally paid to employees. If the executive’s date of termination is during a Change of Control Period, the pro-rata annual bonus will be based on the executive’s target bonus for the year in which such termination occurs and paid at the time that the lump sum severance payment is paid.

•	Full vesting of all stock options granted to the executive after the executive’s eligibility date under the Severance Plan, which options will remain exercisable for a maximum period of three years.

•

Pro-rata vesting of all equity-based awards (other than stock options) granted to the executive after the executive’s eligibility date under the Severance Plan. If the executive’s date of termination is during a Change of Control Period, the executive’s equity-based awards (other than stock options) will be fully vested. In each case, if any award vests based on the achievement of pre-established performance goals, awards will vest as provided in the equity award agreement.

•	For a maximum of two years, (i) payment of a monthly amount equal to the premium for health benefits coverage and (ii) outplacement services (up to an aggregate maximum cost of $50,000).

Under the Severance Plan, the executives are not entitled to be indemnified for any excise tax imposed on them as a result of severance or other payments deemed made in connection with a change of control. Instead, the executives will be required either to pay the excise tax or have his or her payments reduced to an amount which would not trigger the excise tax if it would be more favorable to him or her on an after-tax basis.

In order to be entitled to severance payments and benefits, the executive will be required to execute a general liability release in favor of Mattel and, in certain circumstances, comply with post-employment covenants to protect Mattel’s confidential information, not to solicit Mattel’s employees and not to disparage or otherwise impair Mattel’s reputation, goodwill or commercial interests or any of Mattel’s affiliated entities or its or their officers, directors, employees, shareholders, agents or products.

Mattel retains the discretion to amend or terminate the Severance Plan, although any amendment that is materially adverse to any executive requires that executive’s written consent.

The foregoing description is not a complete description of the Severance Plan and is qualified in its entirety by reference to the full text of the Severance Plan and the participation letter agreements for Messrs. Farr, Debrowski and Stockton, which are attached hereto as Exhibits 10.4, 10.5, 10.6 and 10.7 and incorporated by reference in this Item 5.02.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro forma financial information: None
(c)	Shell company transactions: None
(d)	Exhibits: None

Exhibit No.	Exhibit Description

10.1*	Notice to Kevin M. Farr dated June 30, 2009 regarding non-renewal of employment agreement

10.2*	Notice to Neil B. Friedman dated June 30, 2009 regarding non-renewal of employment agreement

10.3*	Notice to Thomas A. Debrowski dated June 30, 2009 regarding non-renewal of employment agreement

10.4*	Mattel, Inc. Executive Severance Plan

10.5*	Letter agreement between Mattel and Kevin M. Farr dated June 30, 2009 regarding Mr. Farr’s participation in the Mattel, Inc. Executive Severance Plan

10.6*	Letter agreement between Mattel and Thomas A. Debrowski dated June 30, 2009 regarding Mr. Debrowski’s participation in the Mattel, Inc. Executive Severance Plan

10.7*	Letter agreement between Mattel and Bryan G. Stockton dated June 30, 2009 regarding Mr. Stockton’s participation in the Mattel, Inc. Executive Severance Plan

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/S/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: July 1, 2009

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